UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 20, 2006
Date of Report (Date of earliest event reported)

NORD RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-26407	85-0212130
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1 West Wetmore Road, Suite 203
Tucson, Arizona	85705
(Address of principal executive offices)	(Zip Code)

520-292-0266
Registrant's telephone number, including area code

1 Wetmore Road, Suite 203
Tucson, Arizona
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item	Description
1.01	Entry Into a Material Definitive Agreement
8.01	Other Events
9.01	Financial Statements and Exhibits

2.

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry Into a Material Definitive Agreement

Extension of Maturity Date of Secured Bridge Loan from Nedbank Limited

Nord Resources Corporation (“Nord”) is indebted to Nedbank Limited (“Nedbank”) under a loan (the “Nedbank Bridge Loan”) evidenced by an Amended and Restated Secured Promissory Note dated May 31, 2006, in the principal amount of $4,900,000. The Nedbank Bridge Loan was to have matured on the earlier of (a) December 22, 2006, and (b) the closing of a registered equity offering by the Corporation which raises not less than U.S.$20,000,000.

Nord and Nedbank have entered into a letter agreement dated for reference December 19, 2006, and executed by Nord on December 20, 2006, to extend the maturity date of the Nedbank Bridge Loan to the earlier of (a) January 15, 2007, and (b) the closing of a registered equity offering by the Corporation which raises not less than U.S.$20,000,000.

Extension of Maturity Dates of Convertible Notes Dated August 19, 2004 and October 4, 2004

Nord has issued a convertible promissory note to Stephen Seymour dated August 19, 2004 in the principal amount of $66,000, and a convertible promissory note to Ronald Hirsch (collectively with Mr. Seymour, the “Lenders”) dated October 4, 2004 in the principal amount of $106,000. Each Lender is a director of Nord, and Mr. Hirsch also serves Nord as Chairman of the Board of Directors.

The loans evidenced by these convertible notes accrue interest at 10% per annum, are unsecured and were to have matured on the earlier of: (a) December 22, 2006, and (b) the closing of (i) a registered equity offering and/or a debt project financing in which Nord raises not less than $25 million, or (ii) a significant corporate transaction in which any person (either alone or together with its affiliates and associates) acquires 51% or more of Nord’s common stock, or there is a sale, lease, exchange or other transfer of all or substantially all of Nord’s assets or assets valued at $12,000,000 or greater.

Pursuant to Amending Agreements between Nord and each Lender effective as of December 22, 2006, these convertible notes have been extended to mature on the earlier of: (a) January 19, 2007, and (b) the closing of (i) a registered equity offering and/or a debt project financing in which Nord raises not less than $25 million, or (ii) a significant corporate transaction in which any person (either alone or together with its affiliates and associates) acquires 51% or more of Nord’s common stock, or there is a sale, lease, exchange or other transfer of all or substantially all of Nord’s assets or assets valued at $12,000,000 or greater. These loans continue to be repayable upon maturity: (a) in the case of an equity offering or a debt financing, as to 50% in cash and as to the balance in fully paid shares of common stock at a deemed price of $0.20 per share; (b) in the case of a significant corporate transaction or a sale, lease or transfer of assets, solely in fully paid shares of common stock at a deemed price of $0.20 per share; and (c) in any other case, in such mix of cash and/or fully paid shares of common stock at a deemed price of $0.20 per share as the holder may determine.

Extension of Convertible Note Dated As Of June 29, 2004

Effective June 29, 2004, Nord issued a convertible promissory note to Mr. Hirsch in the amount of $35,000. The debt evidenced by this convertible note accrues interest at 10% per annum, is unsecured and was to have matured on the earlier of: (a) December 22, 2006, and (b) the closing of (i) a registered equity offering and/or a debt project financing in which Nord raises not

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less than $25 million, or (ii) a significant corporate transaction in which any person (either alone or together with its affiliates and associates) acquires 51% or more of Nord’s common stock, or there is a sale, lease, exchange or other transfer of all or substantially all of Nord’s assets or assets valued at $12,000,000 or greater.

Pursuant to an Amending Agreement between Nord and Mr. Hirsch effective as of December 22, 2006, this convertible note has been extended to mature on the earlier of: (a) January 19, 2007, and (b) the closing of (i) a registered equity offering and/or a debt project financing in which Nord raises not less than $25 million, or (ii) a significant corporate transaction in which any person (either alone or together with its affiliates and associates) acquires 51% or more of Nord’s common stock, or there is a sale, lease, exchange or other transfer of all or substantially all of Nord’s assets or assets valued at $12,000,000 or greater. This loan is repayable upon maturity: (a) in the case of an equity offering or a debt financing, as to 50% in cash and as to the balance in fully paid shares of common stock at a deemed price of $0.175 per share; (b) in the case of a significant corporate transaction or a sale, lease or transfer of assets, solely in fully paid shares of common stock at a deemed price of $0.175 per share; and (c) in any other case, in such mix of cash and/or fully paid shares of common stock at a deemed price of $0.175 per share as the holder may determine.

Extension of $600,000 Revolving Line of Credit Facility Dated June 21, 2005

On June 21, 2005, Nord entered into a $600,000 secured revolving line of credit agreement with the Lenders. The line of credit bears interest at a rate equal to M&T Bank’s prime rate and is collateralized by accounts receivable, inventory, property and equipment, and other assets. The line of credit was to have matured on the earlier of: (a) December 22, 2006, and (b) the closing of a registered equity offering and/or a debt project financing in which Nord raises not less than $20 million.

Pursuant to an Amending Agreement effective as of December 22, 2006, the maturity date of the line of credit has been extended to the earlier of: (a) January 19, 2007, and (b) the closing of (i) a registered equity offering and/or a debt project financing in which Nord raises not less than $20 million, or (ii) a significant corporate transaction in which any person (either alone or together with its affiliates and associates) acquires 51% or more of Nord’s common stock, or there is a sale, lease, exchange or other transfer of all or substantially all of Nord’s assets or assets valued at $12,000,000 or greater.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

The closing of the proposed acquisition of Nord by Platinum Diversified Mining, Inc. (“Platinum”) in the all-cash merger transaction (the “Merger”), announced on October 23, 2006, did not take place as scheduled on December 22, 2006.

Platinum has advised Nord that Platinum’s inability to close the Merger on the scheduled closing date results from the fact that Platinum was informed by its Nominated Advisor that, based on the position taken by the AIM during consultations between the AIM and Platinum's Nominated Advisor, Platinum is not to close the Merger because it does not have formal loan documentation in place for its project financing. Nord has not received any direct communication from the AIM that the Merger is not to close. Platinum has advised Nord that it anticipates having the formal loan documentation in place in mid to late January, 2007, and expects to be in a position to close once it is in place.

4.

Nord has advised Platinum that it is Nord’s position that Platinum should have completed the Merger on December 22, in accordance with the provisions in an agreement and plan of merger dated October 23, 2006 (the “Merger Agreement”). Nord has been advised by Platinum that it disagrees with Nord’s position that the Merger should have closed on December 22.

Nord’s management believes that completing the Merger on the terms agreed to by all parties represents the best alternative for Nord and its shareholders. Nord’s management plans to keep all shareholders apprised as developments occur under the Merger Agreement.

Pursuant to the Merger Agreement, upon consummation of the Merger, substantially all the Nedbank Bridge Loan, and all of the debt to Mr. Hirsch and Mr. Seymour as the Lenders under the revolving line of credit facility, will be repaid out of purchase price payable by Platinum.

Mr. Hirsch and Mr. Seymour, as the holders of the convertible promissory notes referred to above, will be entitled to receive, upon consummation of the Merger: (a) an amount in cash equal to the product of (i) the Per Share Merger Consideration (as defined in, and determined in accordance with, the Merger Agreement) multiplied by (ii) the quotient obtained when (A) the amount of outstanding principal and accrued interest pursuant to each convertible note divided by (B) the conversion price of the convertible note; and (b) a contingent right to receive a portion the “Per Share Net Holdback Consideration” (as defined in, and determined in accordance with, the Merger Agreement) in an amount equal to (i) the amount of the Per Share Net Holdback Consideration, multiplied by (ii) the number of shares of Nord’s common stock otherwise issuable upon conversion of each convertible note immediately prior to the effective time of the Merger.

5.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Exhibit
10.1	Letter Agreement among Nedbank Limited, Nord Resources Corporation and Auramet Trading, LLC dated for reference December 19, 2006 and executed on December 20, 2006*
10.2

Amendment agreement dated December 22, 2006 between Nord Resources Corporation and Stephen Seymour in respect of Amended and Restated Convertible Promissory Note dated for reference August 19, 2004, in the principal amount of $66,000*

10.3

Amendment agreement dated December 22, 2006 between Nord Resources Corporation and Ronald Hirsch in respect of Amended and Restated Convertible Promissory Note dated for reference October 4, 2004, in the principal amount of $106,000*

10.4

Amendment agreement December 22, 2006 between Nord Resources Corporation and Ronald Hirsch in respect of Amended and Restated Convertible Promissory Note dated for reference June 29, 2004, in the principal amount of $106,000*

10.5

Amending agreement dated December 22, 2006 among Nord Resources Corporation, Ronald Hirsch and Stephen Seymour in respect of that certain $600,000 Revolving Line of Credit Agreement and that certain Secured Promissory Note, as previously amended, each dated for reference June 21, 2005*

99.1	News release dated December 26, 2006*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORD RESOURCES CORPORATION

	By:	/s/ John Perry
DATE: December 26, 2006		John Perry
Chief Financial Officer

6.